                                                               EXHIBIT 10.7


                                PROMISSORY NOTE




$1,585,626.00
                                                           February 11, 1997
                                                           Teton County, Wyoming

                 FOR VALUE RECEIVED, the undersigned, GRAND TARGHEE, INCORPORATED, a Delaware corporation (the "Maker"), hereby promises to pay to BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation (the "Payee"), or its successors or assigns, the principal sum of ONE MILLION FIVE HUNDRED EIGHTY-FIVE THOUSAND SIX HUNDRED TWENTY-SIX DOLLARS AND NO CENTS
($1,585,626.00).

                 This Promissory Note has been executed and delivered in connection with the execution and delivery of that certain Purchase Agreement dated as of the date hereof (as amended, modified or supplemented, the "Purchase Agreement") among Maker, Payee, Moritz O. Bergmeyer and Carol Mann Bergmeyer. This Promissory Note evidences the obligation of Maker to reimburse Payee for certain amounts paid by Payee on behalf of Maker to CTEC Garaventa Inc. ("CTEC") on the date hereof in accordance with the terms of that certain letter agreement dated November 19, 1996 among CTEC, Maker, Payee (as assignee of Booth Creek, Inc.), Bank of Jackson Hole, Moritz O. Bergmeyer and Carol Mann Bergmeyer. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                 The entire balance of principal and interest hereunder shall be due and payable upon the earlier of (i) the date ninety (90) days immediately following the earlier of (the "Purchase Agreement Termination Date") (A) the date of notice of termination of the Purchase Agreement given by Payee or the "Sellers" thereunder and (B) the date of termination set forth in
Section 11.01 of the Purchase Agreement and (ii) the three year anniversary of the date hereof.

                 The outstanding principal balance of this Promissory Note shall bear no interest from the date hereof until the earlier of (I) the Purchase Agreement Termination Date and (II) the Closing Date. From the earlier of the Purchase Agreement Termination Date and the Closing Date, the outstanding principal balance of this Promissory Note shall bear interest at a rate equal to 8.75% per annum, which interest shall be payable on the last business day of each month. All payments of interest shall be computed on the basis of a 365-day year. In the event that any amount of principal or interest is not paid when due, interest shall accrue on such unpaid amount at a rate equal to 11% per annum from and including the date due to but not including the date paid.

                 If this Promissory Note or any part of the indebtedness evidenced hereby is not paid when due, Maker promises to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees and expenses incurred by the holder hereof in connection therewith, whether or not any suit or proceeding is filed hereon.

                 Both the principal of and the interest on this Promissory Note shall be payable in lawful money of the United States by wire transfer of immediately available funds to an account designated by Payee, or to such other account in the continental United States as the Payee or any subsequent holder hereof may direct in writing to Maker.

                 This Promissory Note may be prepaid, in whole or in part, at any time and from time to time without premium or penalty.

                 Maker waives presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of any part or of the whole of the indebtedness evidenced by this Promissory Note.

                 The obligations of Maker set forth in this Promissory Note are secured by a pledge by Maker of collateral as set forth in the Security Agreement and Subordination of Security Interest executed in connection with this Promissory Note and dated the date hereof among the Maker, Payee, Bank of Jackson Hole and CTEC.

                 All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or received by first class registered or certified mail, postage prepaid, addressed at the addresses of the Maker and Payee set forth in the Purchase Agreement, or at such other address as the Maker or Payee shall have furnished to the other in writing.

                                        GRAND TARGHEE, INCORPORATED


                                        By:     /s/ Carol Mann Bergmeyer
                                                -------------------------------
                                        Name:   CAROL MANN BERGMEYER
                                                -------------------------------
                                        Title:  President
                                                -------------------------------









                                     -2-